Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Commences S-K 1300 Initial Assessment Economic Study and Environmental Baseline Program for its Roughrider Project in Saskatchewan, Canada

Corpus Christi, TX, May 23, 2023 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that it has selected SLR Consulting (Canada) Ltd. (“SLR”) and Wood (Canada) Ltd. (“Wood”) to conduct an S-K 1300 Initial Assessment Economic Study (“S-K 1300 IAES”) for the Company’s 100% owned Roughrider Project (the “Project or “Roughrider”). Additionally, the Company has selected Canada North Environmental Services (“CanNorth”) to conduct environmental baseline work for the Roughrider Project.

The planned development work at the Roughrider Project will benefit from the prior work of former owner Rio Tinto including a thorough technical, community engagement and an environmental assessment and review process, albeit no longer current, with the Saskatchewan Ministry of Environment. (1)

●	SLR has been selected to lead the Company’s S-K 1300 IAES for the Project due to their experience in successfully advancing top tier uranium projects in the prolific Athabasca Basin.

●	The S-K 1300 IAES will focus on the capital and operating costs, construction and production schedule of the Roughrider Project through identified options and opportunities.

●	Wood has been selected to design a uranium processing facility and to compare against potential UEC toll milling options with third parties – see Figures 1 and 2 below.

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CanNorth has started the baseline studies at the Roughrider Project. Previously, CanNorth was retained by Rio Tinto to conduct comprehensive environmental and heritage baseline investigations to thoroughly assess the environmental impact of the Roughrider Project and to prepare for future licensing and regulatory requirements. (1)

●	CanNorth is one of the largest environmental service providers in Western Canada and is 100% owned by Kitsaki Management Limited Partnership, the business arm of the Lac La Ronge Indian Band.

●	Helicopter support is being provided by Aberdeen Helicopters Ltd., which is 100% owned and operated by a member of Tri-River Métis Association and is in partnership with Athabasca Catering Ltd.

●	The Project has access to all-weather roads and power infrastructure. There is an airport accessible to the public at Points North Landing six kilometres from the deposit area.

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Low carbon intensity design options will be utilized. There are high-voltage transmission lines, which brings hydro-electric generated power within 20 km of the Roughrider Project site, which will enable comparably low carbon production of uranium.

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Total Project resources are 27.8 million lbs. U3O8 in 389,000 tonnes grading 3.25% U3O8 in the Indicated category and 36.0 million lbs. U3O8 in 359,000 tonnes grading 4.55% U3O8 in the Inferred category. (2)

Amir Adnani, President and CEO, stated: “Prior owners of Roughrider, Hathor and Rio Tinto, did not have the benefit of the regional scale and portfolio that UEC has created by acquiring UEX and the exciting resource-stage and growth-oriented projects in Christie Lake, Horseshoe Raven and Hidden Bay. This allows us to evaluate and explore both the potential at Roughrider in addition to regional synergies for a hub-and-spoke model. As a result, UEC will be evaluating all uranium processing options, along with a build versus potential toll processing options given the close proximity to two existing mills.”

James Hatley, VP Production, Canada, stated: “UEC has several operational configurations to consider during this project assessment stage. In addition to the S-K 1300 IAES and environmental studies, our exploration team is planning further resource delineation to upgrade the mineral resources, complete geotechnical drilling and brownfields exploration of existing trends. In parallel with the drill program, our team will establish a site presence and conduct additional community engagement. UEC is assessing the historical work completed at Roughrider by Rio Tinto which substantially reduces our development timeline and costs.”

(1) Rio Tinto – Roughrider Advanced Exploration Program, 2013-2014, https://publications.saskatchewan.ca/#/categories/115

(2) Item 1302 of Regulation S-K1300 Technical Resource Summary Report (the “TRS”) prepared in accordance with S-K 1300 and was filed on May 2, 2023 with the Securities and Exchange Commission (“SEC”) through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on May 2, 2023. The TRS was prepared on behalf of the Company by SRK Consulting (UK) Ltd.

About the Roughrider Uranium Project

The Roughrider Project is a conventional uranium project located in the eastern Athabasca Basin of northern Saskatchewan, Canada; one of the world’s premier uranium mining jurisdictions; see Figure 1. The Project is located approximately 13 kilometres west of Orano’s McClean Lake Mill, in close proximity to UEC’s existing Athabasca Basin properties; see Figure 2. The depth to mineralization at the Project is approximately 200 metres and hosted primarily in the basement rocks below the unconformity.

Figure 1 – UEC’s Eastern Athabasca Projects

Figure 2 – Roughrider Project and Nearby UEC Projects

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a pipeline of resource stage uranium projects. The Company’s operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, the availability of any toll milling options or licenses for the Roughrider Project with third parties on terms acceptable to the Company, or at all, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the SEC. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.